Exhibit 99.1

Analog Devices Announces Expiration and Final Results of Exchange Offer and Consent Solicitation for Maxim Notes

October 6, 2022 – Analog Devices, Inc. (Nasdaq: ADI) (“ADI” or the “Company”) announced today the expiration and final results of (i) the offer to exchange (the “Exchange Offer”) any and all outstanding 3.450% Senior Notes due 2027 (the “Maxim Notes”) issued by Maxim Integrated Products, Inc., a wholly-owned subsidiary of the Company (“Maxim”), for up to $500,000,000 aggregate principal amount of new notes to be issued by the Company (the “ADI Notes”) and cash and (ii) the related solicitation of consents (the “Consent Solicitation”) to adopt certain proposed amendments (the “Amendments”) to the indenture governing the Maxim Notes (the “Maxim Indenture”), commenced by ADI on September 8, 2022. The Exchange Offer and the Consent Solicitation expired at 11:59 p.m., New York City time, on October 5, 2022 (the “Expiration Date”).

As of the Expiration Date, the principal amount of Maxim Notes set forth in the table below had been validly tendered and not validly withdrawn (and consents thereby validly given and not validly withdrawn):

			Maxim Notes Tendered as of the Expiration Date
Title of Maxim Notes	CUSIP	Principal Amount Outstanding	Principal Amount	Percentage
3.450% Senior Notes due 2027	57772K AD3	$500,000,000	$440,212,000	88.04%

For each $1,000 principal amount of Maxim Notes validly tendered for exchange and not validly withdrawn prior to the Expiration Date, eligible holders of Maxim Notes are eligible to receive $1,000 principal amount of ADI Notes and $1.00 in cash.

As previously announced, on September 21, 2022, the requisite number of consents were received to adopt the Amendments to the Maxim Indenture. The Amendments will become operative upon the settlement of the Exchange Offer.

The Exchange Offer and the Consent Solicitation were made pursuant to the terms and subject to the conditions set forth in the confidential offering memorandum and consent solicitation statement dated September 8, 2022 (the “Offering Memorandum”). As of the Expiration Date, all conditions to each of the Exchange Offer and the Consent Solicitation were satisfied. The settlement of the Exchange Offer and the Consent Solicitation is expected to occur on October 7, 2022.

The ADI Notes will have the same interest rate, maturity date, redemption prices and interest payment dates as the Maxim Notes for which they were offered in exchange. Except as otherwise specified in the Offering Memorandum, no accrued and unpaid interest is payable upon acceptance of any Maxim Notes for exchange in the Exchange Offer and the Consent Solicitation. The first interest payment on the ADI Notes will include the accrued and unpaid interest on the Maxim Notes from the date of the last interest payment made under the Maxim Indenture tendered in exchange therefor so that a tendering eligible holder will receive the same interest payment it would have received had its Maxim Notes not been tendered in the Exchange Offer and the Consent Solicitation.

Documents relating to the Exchange Offer and the Consent Solicitation were only distributed to eligible holders of Maxim Notes who completed and returned an eligibility certificate confirming that they are either a “qualified institutional buyer” under Rule 144A or not a “U.S. person” and outside the United States under Regulation S for purposes of applicable securities laws. ADI has agreed to file a registration statement pursuant to which it will offer to exchange the ADI Notes for substantially similar new notes that are registered under the Securities Act of 1933 and, in certain circumstances, register the resale of the ADI Notes. The complete terms and conditions of the Exchange Offer and the Consent Solicitation are described in the Offering Memorandum.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The Exchange Offer and the Consent Solicitation were made solely pursuant to the Offering Memorandum and only to such persons and in such jurisdictions as are permitted under applicable law.

The ADI Notes offered in the Exchange Offer have not been registered under the Securities Act of 1933, as amended, or any state securities laws. Therefore, the ADI Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws.

About Analog Devices

Analog Devices, Inc. (Nasdaq: ADI) operates at the center of the modern digital economy, converting real-world phenomena into actionable insight with its comprehensive suite of analog and mixed signal, power management, radio frequency (RF), and digital and sensor technologies. ADI serves 125,000 customers worldwide with more than 75,000 products in the industrial, communications, automotive, and consumer markets. ADI is headquartered in Wilmington, MA.

Forward-Looking Statements:

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” “could” and “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to the outcome of the Exchange Offer and the Consent Solicitation, including the settlement of the Exchange Offer and the Consent Solicitation, as well as other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the risk factors contained in “Risk Factors” in the Offering Memorandum and our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

Investor Contact:

Analog Devices, Inc.

Mr. Michael Lucarelli

Vice President of Investor Relations and FP&A

781-461-3282

investor.relations@analog.com

Media Contact:

Analog Devices, Inc.

Mr. Michael Schneider

Chief Communications Officer

973-868-1000

corpcomm@analog.com